Exhibit 99.1

CONTACT:	Investor Relations
404-715-2170

Corporate Communications
404-715-2554, media@delta.com

Delta Air Lines Announces March Quarter Profit

ATLANTA, April 15, 2015 – Delta Air Lines (NYSE:DAL) today reported financial results for the March 2015 quarter. Key points include:

•	Delta’s adjusted pre-tax income[1] for the March 2015 quarter was $594 million, an increase of $150 million over the March 2014 quarter on a similar basis. Delta’s adjusted net income for the March 2015 quarter was $372 million, or $0.45 per diluted share, and its adjusted operating margin was 8.8 percent.
•	On a GAAP basis, Delta’s March quarter pre-tax income was $1.2 billion, operating margin was 14.9 percent and net income was $746 million, or $0.90 per share.
•	Results include $136 million in profit sharing expense, recognizing Delta employees’ contributions toward meeting the company’s financial goals.
•	The company used its strong cash generation in the quarter to return $500 million to shareholders through dividends and share repurchases and to make $904 million in pension contributions.

“Delta’s business is performing well, producing the best March quarter, both operationally and financially, in Delta’s history,” said Richard Anderson, Delta’s chief executive officer.  “While the strong dollar is creating headwinds with international revenues, it also contributes to the lower fuel prices which will offset those headwinds with over $2 billion in fuel savings this year. We are looking at June quarter operating margins of 16-18 percent with over $1.5 billion of free cash flow—these record results and cash flows show that the strong dollar is a net positive for Delta.”

Capacity Actions in Light of Strong Dollar and Lower Energy Prices

To address currency headwinds, Delta plans to reduce its international capacity by 3 percent year over year for the winter schedule. These international reductions, combined with 2 percent domestic growth, will result in flat system capacity for the December quarter. Capacity adjustments will be focused on markets that have been most affected by the strong dollar and markets where demand has been negatively impacted by the decline in oil prices. Key actions for the December quarter will include a 15-20 percent reduction in service from Japan, a 15 percent reduction to Brazil, a 15-20 percent reduction to Africa, India and the Middle East, and suspension of service to Moscow for the winter season.

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Revenue Environment

Delta’s operating revenue improved 5 percent, or $472 million, in the March 2015 quarter compared to the March 2014 quarter. Traffic increased 3.6 percent on a 5.0 percent increase in capacity, which includes 2 points due to capacity removed in the first quarter of 2014 as a result of winter storms. Foreign exchange pressured revenue by $105 million for the quarter.

•	Passenger revenue increased 3 percent, or $246 million, compared to the prior year period. Passenger unit revenue (PRASM) decreased 1.7 percent year over year primarily driven by 1.5 points of negative foreign exchange impact.
•	Cargo revenue was unchanged from the prior year period as higher volumes offset lower yields.
•	Other revenue increased 22 percent, or $226 million, driven by SkyMiles revenues and third-party refinery sales.

Comparisons of revenue-related statistics are as follows:

		Increase (Decrease) 1Q15 versus 1Q14
Passenger Revenue	1Q15 ($M)	Change YOY	Unit Revenue	Yield	Capacity
Domestic	4,080	9.2%	2.1%	2.4%	7.0%
Atlantic	1,018	1.1%	(2.9)%	1.4%	4.1%
Pacific	740	(10.5)%	(9.2)%	(8.2)%	(1.4)%
Latin America	711	8.5%	(4.2)%	(1.2)%	13.2%
Total Mainline	6,549	5.2%	(0.7)%	0.8%	5.9%
Regional carriers	1,374	(5.4)%	(3.7)%	(3.1)%	(1.8)%
Consolidated	7,923	3.2%	(1.7)%	(0.4)%	5.0%

“For the March quarter, Delta delivered solid 5 percent top line growth and a 17.8 percent operating margin at market fuel prices,” said Ed Bastian, Delta’s president. “The substantial benefit from lower fuel prices will again more than offset the unit revenue decline of 2 to 4 percent for the June quarter to produce operating margins north of 20 percent at market fuel prices.”

Fuel

Adjusted fuel expense2 increased $23 million as lower market fuel prices were offset by $1.1 billion of settled hedge losses, including $300 million of early settlements of contracts originally settling in the second half of 2015 as the company restructured its hedge book. Delta’s average fuel price was $2.93 per gallon for the March quarter. Operations at the refinery produced an $86 million profit for the March quarter, a $127 million improvement year-over-year.

2

Cost Performance

Consolidated unit cost adjusted for fuel expense, profit sharing and special items (CASM-Ex3), was down 1.4 percent in the March 2015 quarter on a year-over-year basis, with higher capacity, foreign exchange and the benefits of Delta’s domestic refleeting and other cost initiatives offsetting the company’s investments in its employees, products and operations.

“With nearly 10 percent of our expenses non-dollar denominated, we are seeing cost tailwinds from the strong dollar which should benefit our non-fuel unit costs by 1 point in the June quarter,” said Paul Jacobson, Delta’s chief financial officer. “With this currency benefit and the strong cost control that is a hallmark of the Delta culture, we are on track to deliver our eighth consecutive quarter of non-fuel unit cost growth below 2 percent in the June quarter.”

Adjusted for special items, non-fuel operating expense in the quarter increased $333 million year-over-year driven by wage increases, profit sharing, and higher volume-related expenses. These cost increases were partially offset by foreign exchange and savings from Delta’s cost initiatives.

Non-operating expense, adjusted for special items, declined by $34 million as a result of $55 million in lower interest expense, partially offset by an $11 million higher foreign exchange loss on foreign-denominated assets and liabilities compared to the first quarter of 2014.

Cash Flow

Cash from operations during the March 2015 quarter was $1.1 billion and free cash flow was $511 million, driven by the company’s March quarter profit and the normal seasonal increase in advance ticket sales. Cash flow from operations and free cash flow exclude the return of fuel hedge margin posted. Capital expenditures during the March 2015 quarter were $586 million, including $411 million in fleet investments. During the quarter, Delta’s net debt and capital lease maturities were $260 million.

With its strong cash generation in the March 2015 quarter, the company returned $500 million to shareholders. The company paid $75 million in cash dividends and repurchased 9.3 million shares for $425 million. Delta also made over $900 million in pension contributions during the quarter.

Delta ended the quarter with adjusted net debt4 of $7.4 billion, including cash held by counterparties as hedge margin. The company has achieved nearly $10 billion in net debt reduction since 2009, resulting in a roughly 50% reduction in annual interest expense.

GAAP Metrics Related to Cost Performance and Cash Flow

On a GAAP basis compared to the March 2014 quarter, consolidated CASM declined 8 percent, total operating expense was down $306 million, and fuel expense declined $600 million. GAAP fuel cost per gallon for the quarter was $2.29. Non-operating expenses for the quarter decreased by $73 million. Cash from operations for the March 2015 quarter was $1.6 billion and the company ended the quarter with debt and capital lease obligations of $9.6 billion on a GAAP basis.

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June 2015 Quarter Guidance

Following are Delta’s projections for the June 2015 quarter:

2Q15 Forecast

Operating margin	16% - 18%
Fuel price, including taxes, settled hedges and refinery impact	$2.35 - $2.40
CASM - Ex (compared to 2Q14)	Up 0 – 1%
System capacity (compared to 2Q14)	Up ~3%

Special Items

Special items, net of taxes, in the March 2015 quarter totaled $374 million, including:

•	$372 million for mark-to-market adjustments and settlements on fuel hedges;
•	$8 million for mark-to-market adjustments on hedges owned by Virgin Atlantic; and
•	a $6 million charge for fleet and other items, primarily associated with Delta’s domestic fleet restructuring initiative.

Special items, net of taxes, in the March 2014 quarter totaled $68 million, including:

•	a $31 million charge associated with Delta’s domestic fleet restructuring;
•	a $21 million mark-to-market adjustment on fuel hedges;
•	an $11 million charge for debt extinguishment; and
•	a $5 million charge for mark-to-market adjustments on hedges owned by Virgin Atlantic.

About Delta

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 321 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. During the March 2015 quarter, we paid $302 million to early settle contracts that were originally scheduled to expire in the second half of 2015. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.
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(3)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations, and refinery cost of sales to third parties. The amounts excluded were $293 million and $184 million for the March 2015 and March 2014 quarters, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Adjusted net debt includes $383 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014.

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 15, 2015, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2015	2014	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$6,549	$6,224	$325	5%
Regional carriers	1,374	1,453	(79)	(5)%
Total passenger revenue	7,923	7,677	246	3%
Cargo	217	217	–	-%
Other	1,248	1,022	226	22%
Total operating revenue	9,388	8,916	472	5%

Operating Expense:
Salaries and related costs	2,092	1,969	123	6%
Aircraft fuel and related taxes	1,835	2,226	(391)	(18)%
Regional carrier expense
Fuel	264	473	(209)	(44)%
Other	789	846	(57)	(7)%
Depreciation and amortization	470	442	28	6%
Aircraft maintenance materials and outside repairs	452	448	4	1%
Contracted services	441	427	14	3%
Passenger commissions and other selling expenses	386	373	13	3%
Landing fees and other rents	373	341	32	9%
Passenger service	190	173	17	10%
Profit sharing	136	99	37	37%
Aircraft rent	60	51	9	18%
Restructuring and other items	10	49	(39)	(80)%
Other	492	379	113	30%
Total operating expense	7,990	8,296	(306)	(4)%

Operating Income	1,398	620	778	NM

Other Expense:
Interest expense, net	(131)	(186)	55	(30)%
Loss on extinguishment of debt	–	(18)	18	(100)%
Miscellaneous, net	(81)	(81)	–	-%
Total other expense, net	(212)	(285)	73	(26)%

Income Before Income Taxes	1,186	335	851	NM

Income Tax Provision	(440)	(122)	(318)	NM

Net Income	$746	$213	$533	NM

Basic Earnings Per Share	$0.91	$0.25
Diluted Earnings Per Share	$0.90	$0.25

Basic Weighted Average Shares Outstanding	818	844
Diluted Weighted Average Shares Outstanding	826	853

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Mar. 31,
	2015	2014	Change
Consolidated:
Revenue passenger miles (millions)	46,221	44,601	4%
Available seat miles (millions)	56,597	53,904	5%
Passenger mile yield (cents)	17.14	17.21	-%
Passenger revenue per available seat mile (cents)	14.00	14.24	(2)%
Operating cost per available seat mile (cents)	14.12	15.39	(8)%
CASM-Ex - see Note A (cents)	9.64	9.77	(1)%
Passenger load factor	81.7%	82.7%	(1.0) pt
Fuel gallons consumed (millions)	918	881	4%
Average price per fuel gallon, adjusted - see Note A	$2.93	$3.03	(3)%
Number of aircraft in fleet, end of period	912	909	3
Full-time equivalent employees, end of period	81,055	78,870	3%

Mainline:
Revenue passenger miles (millions)	41,304	39,567	4%
Available seat miles (millions)	50,171	47,361	6%
Operating cost per available seat mile (cents)	13.49	14.33	(6)%
CASM-Ex - see Note A (cents)	9.05	9.09	-%
Fuel gallons consumed (millions)	772	729	6%
Average price per fuel gallon, adjusted - see Note A	$3.13	$3.00	4%
Number of aircraft in fleet, end of period	786	745	41

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in millions)	2015	2014
Cash Flows From Operating Activities:
Net Income	$746	$213
Depreciation and amortization	470	442
Hedge derivative contracts	(323)	80
Deferred income taxes	435	121
Pension, postretirement and postemployment expense less than payments	(905)	(562)
Changes in:
Hedge margin	542	(1)
Air traffic liability	1,570	1,521
Profit sharing	(620)	(407)
Other, net	(279)	(456)
Net Cash Provided by Operating Activities	1,636	951

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(451)	(514)
Ground property and equipment, including technology	(135)	(100)
Net (purchases) redemptions of short-term investments	(229)	11
Other, net	3	40
Net cash used in investing activities	(812)	(563)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(301)	(412)
Repurchase of common stock	(425)	(125)
Cash dividends	(75)	(51)
Proceeds from long-term obligations	41	59
Other, net	(30)	(4)
Net cash used in financing activities	(790)	(533)

Net Increase (Decrease) in Cash and Cash Equivalents	34	(145)
Cash and cash equivalents at beginning of period	2,088	2,844
Cash and cash equivalents at end of period	$2,122	$2,699

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in millions)	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$2,122	$2,088
Short-term investments	1,447	1,217
Accounts receivable, net	2,057	2,297
Hedge margin receivable	383	925
Fuel inventory	475	534
Expendable parts and supplies inventories, net	326	318
Hedge derivatives asset	1,575	1,078
Deferred income taxes, net	3,091	3,275
Prepaid expenses and other	790	733
Total current assets	12,266	12,465

Property and Equipment, Net:
Property and equipment, net	22,023	21,929

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,599	4,603
Deferred income taxes, net	4,051	4,320
Other noncurrent assets	1,019	1,010
Total other assets	19,463	19,727
Total assets	$53,752	$54,121

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,261	$1,216
Air traffic liability	5,866	4,296
Accounts payable	2,492	2,622
Accrued salaries and related benefits	1,622	2,266
Hedge derivatives liability	2,512	2,772
Frequent flyer deferred revenue	1,575	1,580
Other accrued liabilities	1,991	2,127
Total current liabilities	17,319	16,879

Noncurrent Liabilities:
Long-term debt and capital leases	8,305	8,561
Pension, postretirement and related benefits	14,170	15,138
Frequent flyer deferred revenue	2,455	2,602
Other noncurrent liabilities	2,457	2,128
Total noncurrent liabilities	27,387	28,429

Commitments and Contingencies

Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	12,578	12,981
Retained earnings	4,127	3,456
Accumulated other comprehensive loss	(7,294)	(7,311)
Treasury stock	(365)	(313)
Total stockholders' equity	9,046	8,813
Total liabilities and stockholders' equity	$53,752	$54,121

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Pre-Tax Income and Net Income, adjusted for special items. Delta adjusts for the following items to determine pre-tax income and net income, adjusted for special items, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settling during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze the company's core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in other expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s financial performance in the periods shown.

Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the adjustment for this item is helpful to investors to analyze the company’s recurring core operational performance in the period shown.

Income tax. Pre-tax income is adjusted for the income tax effect of special items. We believe this adjustment allows investors to better understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended			Net Income
	March 31, 2015			Per Diluted Share
	Pre-Tax	Income	Net	Three Months Ended
(in millions, except per share data)	Income	Tax	Income	March 31, 2015
GAAP	$1,186	$(440)	$746	$0.90
Adjusted for:
MTM adjustments and settlements	(589)[1]	217	(372)
Restructuring and other	10	(4)	6
Virgin Atlantic MTM adjustments	(13)	5	(8)
Total adjustments	(592)	218	(374)	(0.45)
Non-GAAP	$594	$(222)	$372	$0.45

(1) Includes $302 million to early settle contracts that were in a loss position and originally scheduled to expire in the second half of 2015.

	Three Months Ended
	March 31, 2014
	Pre-Tax	Income	Net
(in millions, except per share data)	Income	Tax	Income
GAAP	$335	$(122)	$213
Adjusted for:
MTM adjustments and settlements	34	(13)	21
Restructuring and other	49	(18)	31
Loss on extinguishment of debt	18	(7)	11
Virgin Atlantic MTM adjustments	8	(3)	5
Total adjustments	109	(41)	68
Non-GAAP	$444	$(163)	$281

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Operating Margin, adjusted for special items. Delta adjusts for MTM adjustments and settlements and restructuring and other to determine operating margin, adjusted for special items, for the reasons described under the heading Pre-Tax Income and Net Income, adjusted for special items. Delta also adjusts for the following:

Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the period shown.

Hedge losses. Delta adjusts for settled hedge losses to determine what operating margin would be at market fuel prices. We believe adjusting for fuel hedge losses allows investors to better understand and analyze the company's core operational performance, at market fuel prices, in the period shown.

	Three Months Ended
	March 31,
	2015	2014
Operating margin	14.9%	7.0%
Adjusted for:
MTM adjustments and settlements	(6.3)%	0.4%
Restructuring and other	0.1%	0.5%
Refinery sales	0.1%	–
Operating margin, adjusted	8.8%	7.9%
Hedge losses	9.0%
Operating margin, adjusted for hedge losses	17.8%

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements (as described above under the heading Pre-Tax Income and Net Income, adjusted for special items) because these amounts allow investors to better understand and analyze Delta's costs for the periods reported.

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	March 31,		March 31,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$1,718	$2,731	$1.87	$3.09
Airline segment fuel hedge losses (gains)	467	(73)	0.51	(0.08)
Refinery segment impact	(86)	41	(0.09)	0.05
Total fuel expense	$2,099	$2,699	$2.29	$3.06
MTM adjustments and settlements	589	(34)	0.64	(0.03)
Total fuel expense, adjusted	$2,688	$2,665	$2.93	$3.03

Mainline:

	Three Months Ended
	December 31,
	2015	2014
Mainline average price per gallon	$2.37	$3.05
MTM adjustments and settlements	0.76	(0.05)
Mainline average price per gallon, adjusted	$3.13	$3.00

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Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other. We adjust for restructuring and other for the same reasons described above under the heading Pre-Tax Income and Net Income, adjusted for special items.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Consolidated CASM-Ex:

	Three Months Ended
	March 31, 2015	March 31, 2014
CASM (cents)	14.12	15.39
Adjusted for:
Aircraft fuel and related taxes	(3.71)	(5.01)
Profit sharing	(0.24)	(0.18)
Restructuring and other	(0.02)	(0.09)
Other expenses	(0.51)	(0.34)
CASM-Ex	9.64	9.77
Year-over-year change	-1.4%

Mainline CASM-Ex:

	Three Months Ended
	March 31, 2015	March 31, 2014
Mainline CASM (cents)	13.49	14.33
Adjusted for:
Aircraft fuel and related taxes	(3.66)	(4.69)
Profit Sharing	(0.27)	(0.21)
Restructuring and other	–	(0.01)
Other expenses	(0.51)	(0.33)
Mainline CASM-Ex	9.05	9.09

Non-Fuel Operating Expense, adjusted for special items. Delta adjusts for aircraft fuel and related taxes to determine non-fuel operating expense, adjusted for special items, for the same reasons described above under the heading Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex"). We also adjust for restructuring and other for the same reasons as described above under the heading Pre-Tax Income and Net Income, adjusted for special items.

	Three Months Ended
	March 31,
(in millions)	2015	2014
Operating expense	$7,990	$8,296
Adjusted for:
Aircraft fuel and related taxes	(2,099)	(2,699)
Restructuring and other	(10)	(49)
Non-fuel operating expense, adjusted	$5,881	$5,548

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Non-Operating Expense, adjusted for special items. Delta adjusts for Virgin Atlantic MTM adjustments and loss on extinguishment of debt from non-operating expense for the same reason as described above under the heading Pre-Tax Income and Net Income, adjusted for special items.

	Three Months Ended
	March 31,
(in millions)	2015	2014
Non-operating expense	$212	$285
Adjusted for:
Virgin Atlantic MTM adjustments	13	(8)
Loss on extinguishment of debt	–	(18)
Non-operating expense, adjusted	$225	$259

 Net Cash Provided by Operations, adjusted or "Cash From Operations". Delta presents cash from operations because management believes adjusting for these amounts provides a more meaningful financial measure for investors. This metric is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	March 31, 2015
Net cash provided by operating activities (GAAP)	$1.6
Adjustments:
Hedge margin	(0.5)
Net cash provided by operating activities, adjusted	$1.1

Free Cash Flow. Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. This metric is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in millions)	March 31, 2015
Net cash provided by operating activities	$1,636
Net cash used in investing activities	(812)
Adjustments:
Net purchases of short-term investments and other	229
Hedge margin	(542)
Total free cash flow	$511

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

	Three Months Ended		Year Ended
(in billions)	March 31, 2015		December 31, 2009
Debt and capital lease obligations	$9.6		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.1		1
Adjusted debt and capital lease obligations		$9.7		$18.3
Plus: 7x last twelve months' aircraft rent		1.7		3.4
Adjusted total debt		11.4		21.7
Less: cash, cash equivalents and short-term investments		(3.6)		(4.7)
Less: hedge margin receivable		(0.4)		–
Adjusted net debt		$7.4		$17.0

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